Exhibit 99.1

Cape Fear Bank Corp. Schedules 2008 Annual Meeting of Shareholders

Reviews Progress in Exploration of Strategic Alternatives

And Other Recent Developments in Operations

WILMINGTON, N.C., June 26, 2008 – Cape Fear Bank Corporation (the “Company”) (Nasdaq: CAPE) today announced that its Board of Directors set the 2008 Annual Meeting of Shareholders (“2008 Annual Meeting”) for August 19, 2008, with July 11, 2008 as the record date for shareholders entitled to vote at the 2008 Annual Meeting.

The Board of Directors had delayed the 2008 Annual Meeting while the Company considered and pursued strategic alternatives. “The current economic environment has been incredibly difficult for financial institutions. Nonetheless, we were able to complete our branch expansion initiative. We are pleased with the deposit growth in our three branches opened during 2007 where total deposits have increased over 50 percent since year-end. The Board is very pleased with these developments and the strategic direction of the Company under CEO Cameron Coburn,” Cape Fear’s lead independent director, Walter Lee Crouch, Jr. stated. He added, “We are now in a solid position that has enabled us to investigate the range of available strategic alternatives for continuing to build shareholder value.” The Company’s Board of Directors will continue to work with its management team and its financial advisors, McKinnon & Co., to evaluate the alternatives available to it, and to identify the course of action that will be in the best interests of its shareholders. As part of this exploration of strategic alternatives, the Board of Directors directed McKinnon & Co. to solicit interest from third parties for a possible sale of the Company and to explore financing options.

Cameron Coburn, Chairman, President and CEO of the Company stated, “The Board took into account many considerations in determining the date for the 2008 Annual Meeting. The Board was hopeful that the substantive discussions that we had with a financially capable party would lead to a possible transaction that could be submitted to the shareholders for their consideration at the 2008 Annual Meeting. Although discussions are continuing, it became clear that there would be no agreement that could be submitted to the shareholders in time for the annual shareholder meeting in August.” Mr. Coburn cautioned, “There can be no assurance that the exploration of strategic alternatives will result in any transaction, including the one which we are discussing, or if there is a transaction what the value of that transaction would be. However, please be assured that management and the Board are committed to exploring ways to maximize shareholder value.”

Mr. Coburn also added, “Apart from our exploration of strategic alternatives for the Company, we are starting to see some positive developments in our current banking operations. The branch expansion initiative has been completed. Although there could still be some short-term pressure on our financial results, we believe these investments in our infrastructure will begin to yield benefits over the coming year.”

Shareholders Cautioned About Dissident Attempt

To Take Control of the Company

The Company has received notice that Maurice J. Koury and several affiliated shareholders have announced that they intend to nominate their own slate of nominees for election as directors at the 2008 Annual Meeting in an attempt to gain control of the Company. “It is clear to us from Mr. Koury’s proxy materials that he has filed with the Securities and Exchange Commission that he believes the best future for Cape Fear is one that ends with a sale of the Company. As the Board is currently exploring strategic alternatives, the question is who is best suited to maximize shareholder value in any such transaction – current management and the Board of Directors who are intimately familiar with the Company or Mr. Koury and his hand-picked nominees,” questioned Mr. Coburn.

Mr. Coburn pointed out, “Mr. Koury is quick to criticize, but beyond selling the Company, he does not offer a plan for improving shareholder value. To be clear, current management and the Board are not opposed to a sale transaction that is in the best interest of shareholders. As we have announced, we have engaged McKinnon & Co. to help us explore the Company’s strategic alternatives including a potential sale. Based on a thorough analysis of the market, McKinnon approached numerous potential financial and strategic buyers to solicit their interest for a possible acquisition of our Company. If we can come to terms on a transaction that is the best option for our shareholders, we will not hesitate to move in that direction. However, in the current market, a sale may not be the best option if we cannot get appropriate value for your investment. Also, we are concerned that this proxy contest instigated by Mr. Koury may be impeding our efforts.”

In late December 2007, Mr. Koury announced publicly that he wanted to buy the Company, which, at the time, the Board of Directors did not deem to be a viable, serious offer. Of course, he later withdrew that proposal and announced a proxy contest to take control of the Company without paying for it. “Mr. Koury has mentioned several times in his communications to the Board and in his preliminary proxy soliciting materials that he has made this proposal. As we have stated, we are in discussions with a potential buyer; however, we welcome Mr. Koury to make a serious offer. Like any serious offer, this would have to include a financing commitment – not just talk,” added Mr. Coburn. “Make no mistake, Mr. Koury is not offering a premium to the shareholders to take control of the Company through his efforts to seize control of the Board in this proxy contest,” Mr. Crouch added.

“It has been repeatedly reported in our local newspapers, and even Mr. Koury acknowledges, that our region is experiencing a challenging economic environment. The Board believes that the people best positioned to lead our Company through this difficult period are our current management and Board of Directors with their intimate understanding of the Company, its history and its strengths and weaknesses,” concluded Mr. Crouch.

About the Company

Cape Fear Bank (the “Bank”), formerly known as Bank of Wilmington, was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with eight full-service banking offices, including three in New Hanover County, two in Pender County, and three in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’.

Forward-Looking Statements

This press release contains statements relating to Cape Fear Bank Corporation (the Company) and its financial condition, results of operations, plans, strategies, branch expansion plans, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of management about future events. For example, the availability or viability of any strategic alternatives including a sale or financing transaction, the expected improvements in asset quality and the positive financial impact of new banking branches are forward-looking statement. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of the Company’s customers; (b) customer acceptance of services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in the Company’s ability to compete effectively against larger financial institutions in its banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect the Company’s business; (e) the Company’s ability to manage growth and to underwrite increasing volumes of loans; (f) the impact on profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce net interest margin and/or the volumes and values of loans made and securities held; (h) weather and similar conditions, particularly the effect of hurricanes on banking and operations facilities and on the Company’s customers and the coastal communities in which it conducts business; (i) changes in general economic or business conditions and the real estate market in the Company’s banking market (particularly changes that affect its loan portfolio, the abilities of borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in the Company’s business that it does not expect. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

Important Additional Information

The Company will be filing a proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2008 Annual Meeting. Shareholders are strongly advised to read the Company’s 2008 proxy statement when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the Company’s 2008 proxy statement and other documents filed by the Company with the SEC in connection with the 2008 Annual Meeting at the SEC’s website at www.sec.gov or at the Investor Relations section of the Company’s website at www.capefearbank.com. The Company, its directors and its executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with the Company’s 2008 Annual Meeting. Information concerning the Company’s directors and officers is available in its Form 10-K/A for the fiscal year ended December 31, 2007, filed with the SEC on April 29, 2008.

CONTACT:	Cape Fear Bank Corporation

J. Cameron Coburn, Chairman, President & CEO

910-509-3901
ccoburn@capefearbank.com

Betty V. Norris, SVP & Chief Financial Officer
910-509-3914
bnorris@capefearbank.com